Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 33-62173, 333-44544 and 333-116745 on Form S-8 of Xeta Technologies, Inc. of our report dated December 15, 2006 relating to our audit of the consolidated financial statements, which appear in the Annual Report on Form 10-K of Xeta Technologies, Inc. for the years ended October 31, 2006 and 2005.

/s/ TULLIUS TAYLOR SARTAIN & SARTAIN LLP

Tulsa, Oklahoma
January 9, 2007